Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Riskified Ltd. of our report dated March 6, 2025, with respect to the consolidated financial statements of Riskified Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel
March 6, 2025